Exhibit 99.1

MassRoots to Acquire COWA Sciences Corporation, Expands Offerings of Cannabis Related Products and Services

In 2019, combined company expected to provide hundreds of licensed cannabis businesses in key markets with broad mix of product and services offerings

LOS ANGELES, February 12, 2019 – MassRoots, Inc. (“MassRoots” or the “Company”) (OTCQB:MSRT), one of the leading technology platforms for the regulated cannabis industry, announced today that MassRoots has entered into a definitive agreement (the “Agreement”) to acquire COWA Science Corporation (“COWA Sciences”), a supply-chain as a service company, for common-stock consideration valued at approximately $5.78 million, and dependent on COWA Sciences achieving certain revenue milestones. The closing of the Agreement is subject to the satisfaction of customary closing conditions, including the completion of audited financial statements of COWA Sciences. In the event the Agreement has not been closed by May 15, 2019, MassRoots may terminate the Agreement by providing written notice to COWA Sciences.

COWA Sciences provides a wide array of products and services required for cultivators, distributors and other ancillary companies, to run their businesses in the highly-regulated legal cannabis market. For more information on COWA Sciences, please visit: https://cowa.io.

During the 2018 fiscal year, COWA generated revenues of approximately $1.5 million (unaudited) from approximately 50 cannabis and hemp-focused clients. MassRoots anticipates that the acquisition will enable both business segments to expand their client-bases by offering customers a complete suite of cannabis-centric products and services, including:

●	Advertising services, including listings on MassRoots’ dispensary finder and WeedPass Rewards Program;

●	Growing supplements and nutrients, including white-labeled supplements and growing materials;

●	Consumer packaging compliant with industry-specific regulations;

●	Process and product development;

●	HVAC resources tailored to the unique needs of regulated cannabis businesses; and

●	Miscellaneous office and cleaning supplies, lab equipment, and bulk chemicals.

“MassRoots’ management team has been observing COWA Sciences and their growth trajectory for several years and are impressed with the book of business they have built with minimal outside capital investment,” stated Mr. Isaac Dietrich, MassRoots’ Chief Executive Officer. “This acquisition will be immediately accretive and allow us to better diversify ourselves in the rapidly emerging cannabis industry. Going forward, MassRoots is confident that the addition of COWA Sciences will increase overall revenues and expand our market presence, with the goal of generating positive cash-flows from operations.”

“COWA is thrilled to be joining the MassRoots family. I believe that our expansive service offerings and strategic industry relationships will provide transformative synergies to both MassRoots and its shareholders,” said Mr. Christopher Alameddin, COWA Sciences’ Chief Executive Officer.

For more information, please see the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 12, 2019.

About MassRoots

MassRoots, Inc. is one of the leading technology platforms for the regulated cannabis industry. Powered by more than one million registered users, the Company’s mobile apps empower consumers to make educated cannabis purchasing decisions through community-driven reviews. The Company’s rewards program, WeedPassTM, enables consumers to earn tickets to movies, sporting events, and festivals by shopping at participating dispensaries. MassRoots has been covered by CNN, CNBC, Fox Business, Fortune, Forbes, and Reuters. For more information, please visit www.MassRoots.com/Investors and review MassRoots’ filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Contact:

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